EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL

OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, James D. Merselis, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of HemoSense, Inc. on Form 10-Q for the quarterly period ended March 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of HemoSense, Inc.

Date: May 11, 2007	By:	/s/ James D. Merselis
	Name:	James D. Merselis
	Title:	President and Chief Executive Officer

I, Gordon Sangster, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of HemoSense, Inc. on Form 10-Q for the fiscal year ended March 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of HemoSense, Inc.

Date: May 11, 2007	By:	/s/ Gordon Sangster
	Name:	Gordon Sangster
	Title:	Vice President of Finance and Chief Financial Officer